EXHIBIT 21

               LIST OF SUBSIDIARIES OF EAST DELTA RESOURCES CORP.

Company Name                       Location and Jurisdiction
--------------------               -----------------------------

Amingo Resources Inc.               Montreal, Quebec, Canada incorporated
                                    under the Canada Business Act

Guizhou Amingo Resources Ltd        China. Joint Venture Partnership (70% owned)


Sino-Canadian Metals Inc.           Montreal, Quebec incorporated in Delaware.
                                    (63% owned)